EXHIBIT 23


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANTS

We have issued our reports dated January 17, 1996, accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of Tellabs, Inc. and Subsidiaries on Form 10-K (Exhibit 13) for the year ended December 29, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Tellabs, Inc. on Form S-8 (File Nos. 33-48972, 33-45788 and 33-55487).




                                               GRANT THORNTON LLP
Chicago, Illinois
March 20, 1996